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                                                                    EXHIBIT 23.1


                            Grant Thornton Letterhead



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 14, 2002 accompanying the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 30, 2002. We consent to the incorporation by reference in the Registration Statements of the Company on Form S-3 (Registration Nos. 333-24239 and 333-29263) and on Form S-8 (Registration Nos. 33-63664, 33-85656, 33-93910,
333-00444, 333-00446, 333-65001, 333-65007, 333-92643, 333-92645, 333-92647,
333-55164 and 333-76194) of the aforementioned report.


/s/ GRANT THORNTON LLP


Southfield, Michigan
September 25, 2002